UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)      February 12, 2020

PASSUR AEROSPACE, INC.
(Exact Name of Registrant as Specified in Its Charter)

New York
(State or Other Jurisdiction of Incorporation)

0-7642	11-2208938
(Commission File Number)	(IRS Employer Identification No.)

One Landmark Square, Suite 1900
Stamford, CT	06901
(Address of Principal Executive Offices)	(Zip Code)

203-622-4086
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

The information in Item 5.02 below with respect to the Employment Agreement (as defined below) is incorporated herein by reference. A copy of the Employment Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On February 12, 2020, PASSUR Aerospace, Inc. (the “Company”) announced the appointment of Brian G. Cook as Chief Executive Officer (“CEO”) of the Company, effective February 12, 2020.  Concurrently with Mr. Cook’s appointment as CEO of the Company, James T. Barry stepped down from his role as CEO of the Company, effective February 12, 2020.  Mr. Barry will continue to serve as President and a director of the Company.

Mr. Cook, age 55, has served as a director of the Company since December 3, 2018.  Mr. Cook previously served as Chief Executive Officer and a member of the board of directors of CyFIR from September 2018 until January 2020.  Mr. Cook currently serves as a director of PTG Technologies.  Mr. Cook has held the position of Vice President and General Manager Travel and Transportation at DXC Technology, where he led the integration of CSC’s and Hewlett Packard Enterprise Services transportation division into a single business unit at DXC, creating one of the world’s largest transportation technology services businesses serving airlines, airports, rail and logistics providers.  During his 29 years of executive leadership, Mr. Cook has held a number of positions in the travel industry, including Vice President and General Manager Travel and Transportation at Hewlett Packard, President SITA Airline Solutions North America, Vice President SITA passenger solutions, and Director Information Technology at Star Alliance.

In connection with Mr. Cook’s appointment as CEO of the Company, the Company and Mr. Cook have entered into an employment agreement, dated as of February 12, 2020 (the “Employment Agreement”), pursuant to which the Company has agreed to employ Mr. Cook, and Mr. Cook has agreed to be employed by the Company, as CEO for a period commencing on February 12, 2020 and continuing until February 12, 2022 (the “Term”), unless Mr. Cook’s employment is earlier terminated in accordance with the Employment Agreement.  In addition to his position as CEO, Mr. Cook will continue to serve as a director of the Company during the period of his employment with the Company.

Pursuant to the Employment Agreement, during the Term, Mr. Cook will be entitled to the following compensation and benefits:

•	an annual base salary of $325,000, subject to potential annual increases (but not decreases), as determined by the Board of Directors of the Company (the “Board”);

•	a one-time sign-on cash bonus of $10,000;

•	an annual cash bonus opportunity, the level of which (if any) shall be determined based upon performance criteria established by the Board from time to time; and

•
a grant of options to purchase up to 500,000 shares of common stock of the Company (the “Options”) pursuant to the PASSUR Aerospace, Inc. 2019 Stock Incentive Plan (the “Plan”), which will have the exercise prices, vesting schedule and other terms and conditions set forth in the Plan and the Option Agreement (as defined below), as described in more detail below.

In addition, during the Term, Mr. Cook is entitled to customary employee benefits under the Company’s benefit plans, including any health insurance benefits generally available to executives of the Company.  The Company will also provide Mr. Cook with a life insurance policy providing coverage in the amount of $650,000 and a long-term disability insurance policy providing for aggregate benefits in an amount equal to 100% of Mr. Cook’s annual base salary.

Pursuant to the Employment Agreement, in the event of a termination of Mr. Cook’s employment during the Term for any reason (including due to death or disability), or after the expiration of the Term, Mr. Cook (or his estate) will be entitled to all accrued and unpaid base salary through the date of termination, any earned but unpaid annual bonus in respect to any fiscal year completed prior to the date of termination, any accrued but unpaid benefits under the Company’s employee benefit plans through the date of termination, and any unpaid expense reimbursement through the date of termination (collectively, the “Accrued Obligations”).

In the event of a termination of Mr. Cook’s employment before the expiration of the Term other than for “Cause” (as defined in the Employment Agreement) or due to disability, subject to Mr. Cook signing a release in customary form, he will be entitled to the Accrued Obligations, plus a cash severance benefit equal to the total of Mr. Cook’s then current annual base salary that would have been payable, but for such termination, during the 12-month period following the date of termination (the “Severance Period”), payable in substantially equal proportionate installments during the Severance Period.  Mr. Cook will also be entitled to continued participation during the Severance Period in all welfare benefit plans that cover Mr. Cook (and his eligible dependents), to the extent available to former employees of the Company.  In addition, if less than 200,000 Options have vested prior to the date of termination, then a number of Mr. Cook’s then outstanding unvested Options will immediately become fully vested and exercisable, so that a total of 200,000 Options shall have become vested, effective as of the date of termination.  The balance of Mr. Cook’s unvested options will be cancelled.

In the event of a termination of Mr. Cook’s employment other than for “Cause” or due to disability within six months following a “Change in Control” (as defined in the Employment Agreement), subject to Mr. Cook signing a release in customary form, he will be entitled to the same payments and benefits as in the event of a termination before the expiration of the Term other than for “Cause” or due to death or disability, except that all of Mr. Cook’s then outstanding unvested Options will be accelerated and will immediately become fully vested and exercisable, effective as of the date of termination.

Pursuant to the Employment Agreement, Mr. Cook will be subject to certain restrictive covenants, including non-competition and non-solicitation covenants during the period of his employment with the Company and for 12 months following termination of his employment for any reason.  The Employment Agreement includes customary provisions relating to confidentiality and return of Company documents, and certain other matters.

Pursuant to the Employment Agreement, the Company and Mr. Cook have also entered into an Incentive Stock Option Agreement, dated as of February 12, 2020 (the “Option Agreement”), which provides for the grant of the Options to Mr. Cook under the Plan.  Pursuant to the Option Agreement, the Options will vest in equal installments of 100,000 Options each on each of the first, second, third, fourth and fifth anniversaries of the date of grant, subject to Mr. Cook’s continued employment with the Company and satisfaction of certain other vesting conditions specified in the Option Agreement, and will have the following exercise prices per share:

(i)	100,000 Options have an exercise price equal to $1.05 per share, the closing price per share of the common stock of the Company on the date of grant, as reported on the OTC Markets;

(ii)	100,000 Options have an exercise price equal to $2.00 per share;

(iii)	100,000 Options have an exercise price equal to $2.50 per share;

(iv)	100,000 Options have an exercise price equal to $3.00 per share; and

(v)	the remaining 100,000 Options have an exercise price equal to $3.50 per share.

The foregoing description of the Employment Agreement and the Option Agreement is qualified in its entirety by reference to the full text of the Employment Agreement and the Option Agreement, as applicable, copies of which are filed herewith as Exhibit 10.1 and Exhibit 10.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit Number	Description

	10.1	Employment Agreement, dated February 12, 2020, between PASSUR Aerospace, Inc. and Brian Cook.

	10.2	Incentive Stock Option Agreement, dated February 12, 2020, between PASSUR Aerospace, Inc. and Brian Cook.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PASSUR AEROSPACE, INC.

By: /s/ Louis J. Petrucelly
Name:  Louis J. Petrucelly
Title:   SVP and Chief Financial Officer

Date:  February 14, 2020